INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

NUMBER		SHARES

CUSIP NO. 30150T 10 1

100,000,000 AUTHORIZED SHARES $.001 PAR VALUE NON-ASSESSABLE

This is to certify that

is the record holder of

shares of **EXECUTE SPORTS, INC.** *Common Stock*

transferrable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED BY
FIRST AMERICAN STOCK TRANSFER, INC.
1717 EAST BELL ROAD, Suite 2, PHOENIX, ARIZONA 85022-0200

AUTHORIZED SIGNATURE